                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) September 8, 1997



                            TEAM AMERICA CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Ohio                         0-21533                31-1209872
-----------------------------    ------------------------    -------------------
(State or Other Jurisdiction)    (Commission File Number)      (IRS Employer
                                                             Identification No.)


 110 E. Wilson Bridge Road, Worthington Ohio                       43085
 -------------------------------------------                     ----------
  (Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number, including area code (614) 848-3995
                                                           --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (former name or former address, if changed since last report)

                            TEAM AMERICA CORPORATION
                                   FORM 8-K/A
                                 AMENDED REPORT
                                SEPTEMBER 8, 1997

                                TABLE OF CONTENTS
                                -----------------

                    DESCRIPTION                                  PAGE NO.
----------------------------------------------------------       --------
Form 8-K Required Information

     Item 2. Acquisitions or Disposition of Assets                   3
     Item 7. Financial Statements and Exhibits                       3

Signature                                                            5

Index to Financial Statements                                        6

Index to Exhibits                                                   34

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On September 8, 1997, TEAM America Corporation, an Ohio corporation ("TEAM America"), TEAM America Acquisitions, Inc., an Ohio corporation and a wholly owned subsidiary of TEAM America ("Acquisitions"), and Workforce Strategies, Inc., a Delaware corporation ("Workforce"), consummated a merger pursuant to an Agreement and Plan of Merger, dated as of September 5, 1997 (the "Merger Agreement"), whereby Workforce would be merged with and into Acquisitions, effective as of October 1, 1997, with Acquisitions being the surviving entity as a wholly owned subsidiary of TEAM America (the "Merger") under the name TEAM America of California, Inc. Under the terms of the Merger Agreement, holders of Workforce common stock, $0.0001 par value (the "Workforce Common Stock"), received a combination of cash, TEAM America common stock, without par value (the "TEAM America Common Stock"), and/or options to purchase TEAM America Common Stock. The total consideration paid to Workforce stockholders in the Merger consisted of $3,877,755 in cash, 494,521 shares of TEAM America Common Stock, and options to purchase 176,037 shares of TEAM America Common Stock at a price of $8.50 per share. The stock price of $8.50 represents the closing price on September 4, 1997.

The foregoing information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement which is attached as an exhibit to this report and incorporated herein by reference.

The Merger was accomplished through arms-length negotiations between TEAM America's management and Workforce's management. There was no material relationship between Workforce's stockholders and TEAM America or any of TEAM America's affiliates, any of TEAM America's directors or officers, or any associate of any such TEAM America director or officer, prior to this transaction. The Merger was approved by the stockholders of Workforce by action by consent of S. Cash Nickerson, the holder of approximately 55.9% of the Workforce Common Stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired:

       The acquisition of Workforce is considered significant and based on the requirements of Regulation S-X, audited financial statements for the most recent fiscal year (December 31, 1996) and unaudited financial statements as of and for the six months ended June 30, 1997 are included herein.

          (1) Audited financial statements of Workforce as of and for the year ended December 31, 1996.

          (2) Unaudited balance sheet of Workforce as of June 30, 1997, unaudited condensed consolidated statements of income and cash flows for the six month period ended June 30, 1997 and the unaudited condensed consolidated statement of stockholders' deficit for the six month period ended June 30, 1997.

(b)  Pro Forma Financial Information:

       Pro Forma combining Financial Statements of TEAM America and Workforce are included as required by Article 11 of Regulation S-X.

          (1) Unaudited pro forma combining statement of operations for the year ended December 31, 1996 as if the acquisition occurred as of January 1, 1996.

          (2) Unaudited pro forma combining statement of operations for the six month period ended June 30, 1997 as if the acquisition occurred as of January 1, 1996.

          (3) Unaudited pro forma combining balance sheet as of June 30, 1997 as if the acquisition occurred as of that date.

(c)  Exhibits:

            Exhibit No.                                  Description
            -----------         -------------------------------------------------------------
                 2*             Agreement and Plan of Merger, dated as of September 5, 1997, among TEAM America Corporation, TEAM America Acquisitions,
                                Inc., and Workforce Strategies, Inc.

                99*             Press release of TEAM America Corporation issued September 8, 1997, regarding the consummation of the Acquisition.

*Previously filed with Form 8-K

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TEAM America Corporation


DATED:  November 10, 1997                      BY:  /s/ Michael R. Goodrich
        -----------------                           ----------------------------
                                                    Michael R. Goodrich
                                                    Chief Financial Officer and
                                                    Vice President Finance

                            TEAM AMERICA CORPORATION
                          INDEX TO FINANCIAL STATEMENTS

                                        ITEM                                                     PAGE NO
-------------------------------------------------------------------------------------            -------
Audited Financial Statements:

     Independent Auditor's Report                                                                   8

     Balance Sheets of Workforce Strategies, Inc. (Workforce) as of December 31,                    9
       1996 and 1995.

     Statements of Operations and Deficit of Workforce for the Year Ended December                 11
       31, 1996 and the Seven Months Ended December 31, 1995.

     Statements of Stockholders' Deficit of Workforce for the Year Ended
       December 31, 1996 and the Seven Months Ended December 31, 1995.                             12

     Statements of Cash Flows of Workforce for the Year Ended December 31, 1996 and                13
       the Seven Months Ended December 31, 1995.

     Notes to Financial Statements of Workforce December 31, 1996 and 1995.                        15

Unaudited Interim Financial Statements:

     Unaudited Balance Sheet of Workforce as of June 30, 1997.                                     20

     Unaudited Statement of Operations of Workforce for the Six Months Ended June                  22
       30, 1997.

     Unaudited Statement of Operations of Workforce for the Six Months Ended June                  23
       30, 1996.

     Unaudited Statement of Stockholders' Deficit of Workforce for the Six Months                  24
       Ended June 30, 1997.

     Unaudited Statement of Cash Flows of Workforce for the Six Months Ended June                  25
       30, 1997.

     Unaudited Statement of Cash Flows of Workforce for the Six Months Ended June                  26
       30, 1996.

                            TEAM AMERICA CORPORATION
                          INDEX TO FINANCIAL STATEMENTS
                                   (continued)

                                        ITEM                                                     PAGE NO
-------------------------------------------------------------------------------------            -------
Unaudited Pro Forma Combining Financial Statements:

     Introduction to Pro Forma Combining Financial Statements.                                     27

     Pro Forma Combining Statement of Operations for the Year Ended December 31,                   28
       1996.

     Pro Forma Combining Statement of Operations for the Six Months ended June 30,                 29
       1997.

     Pro Forma Combining Balance Sheet as of June 30, 1997.                                        30

     Notes to Pro Forma Combining Financial Statements.                                            32

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Workforce Strategies, Inc.:


I have audited the accompanying balance sheets of Workforce Strategies, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for the year and seven months then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Workforce Strategies, Inc. as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year and seven months then ended in conformity with generally accepted accounting principles.


August 18, 1997.                                 /s/ Henry Vanderzee
                                                 -------------------

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                                 BALANCE SHEETS
                                 --------------

                                                                                December 31,
                                                                           ----------------------
                                 ASSETS                                      1996          1995
                                 ------                                    --------      --------
   Current assets:
   Cash                                                                    $   --        $ 22,767
   Accounts receivable:
     Trade, less allowance for doubtful accounts of $18,900 and $7,000      421,677        44,855
     Affiliates                                                             172,605         7,605
   Prepaid expenses                                                          33,037         7,686
                                                                           --------      --------

          Total current assets                                              627,319        82,913
                                                                           --------      --------

Property and equipment, at cost:
   Equipment                                                                128,654        40,714
   Less accumulated depreciation                                            (43,706)       (9,294)
                                                                           --------      --------

          Net property and equipment                                         84,948        31,420
                                                                           --------      --------

Other assets:
   Deposits                                                                   6,904           293
   Organizational costs, net of amortization                                  1,748         2,272
                                                                           --------      --------

          Total other assets                                                  8,652         2,565
                                                                           --------      --------

          Total assets                                                     $720,919      $116,898
                                                                           ========      ========

                             See accompanying notes.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                                 BALANCE SHEETS
                                 --------------

                                                                                       December 31
                                                                                 ------------------------
                 LIABILITIES AND STOCKHOLDERS' DEFICIT                             1996           1995
                 -------------------------------------                           ---------      ---------
Current liabilities:
   Checks issued against future deposits                                         $ 109,343      $    --
   Accounts payable                                                                157,441         16,546
   Accrued salaries, wages and payroll taxes                                       600,292        142,435
   Accrued expenses                                                                 42,834         20,026
   Current portion of long-term debt                                                 8,937          3,148
                                                                                 ---------      ---------

              Total current liabilities                                            918,847        182,155
                                                                                 ---------      ---------

Long-term debt, net of current portion:
   Notes payable                                                                      --           70,000
   Capital lease obligations                                                        28,116          2,055
                                                                                 ---------      ---------

              Total liabilities                                                    946,963        254,210
                                                                                 ---------      ---------

Stockholders' deficit:
   Common stock of $.001 par value; authorized 50,000,000 shares, issued and outstanding 3,000,000 shares in 1996 and
     2,000,000 shares in 1995                                                          300            200
   Additional paid-in capital                                                      237,005         29,800
   Deficit                                                                        (463,349)      (167,312)
                                                                                 ---------      ---------

              Total stockholders' deficit                                         (226,044)      (137,312)
                                                                                 ---------      ---------

              Total liabilities and stockholders' deficit                        $ 720,919      $ 116,898
                                                                                 =========      =========

                             See accompanying notes.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                      STATEMENTS OF OPERATIONS AND DEFICIT
                      ------------------------------------

                                                                                   Seven months
                                                                  Year ended          ended
                                                                  December 31,     December 31,
                                                                      1996             1995
                                                                  ------------     ------------
REVENUES                                                          $11,297,686      $1,456,884
                                                                  -----------      ----------

DIRECT COSTS:
   Salaries, wages and employment taxes of worksite employees      10,366,803       1,202,738
   Healthcare and workers' compensation                               422,803          27,587
   State unemployment tax and other                                   181,191          97,107
                                                                  -----------      ----------

              Total direct costs                                   10,970,797       1,327,432
                                                                  -----------      ----------

GROSS PROFIT                                                          326,889         129,452
                                                                  -----------      ----------

OPERATING EXPENSES:
   General and administrative                                         572,895         278,012
   Provision for doubtful accounts                                     11,900           7,000
   Depreciation and amortization                                       34,936           9,644
                                                                  -----------      ----------

OPERATING LOSS                                                       (292,842)       (165,204)
                                                                  -----------      ----------

Other income (expense):
   Interest income                                                        520             564
   Interest expense                                                    (3,715)         (2,672)
                                                                  -----------      ----------
                                                                       (3,195)         (2,108)
                                                                  -----------      ----------

NET LOSS                                                             (296,037)       (167,312)

DEFICIT, beginning of period                                         (167,312)           --
                                                                  -----------      ----------

DEFICIT, end of period                                            $  (463,349)     $ (167,312)
                                                                  ===========      ==========

                             See accompanying notes.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                       ----------------------------------

                  YEAR AND SEVEN MONTHS ENDED DECEMBER 31, 1996
                  ---------------------------------------------

                                     Common Stock       Additional
                                  -------------------    Paid-in     Accumulated
                                   Shares      Amount    Capital       Deficit         Total
                                  ---------    ------   ----------   -----------     ---------
Issuance of common stock          2,000,000     $200     $ 29,800     $    --        $  30,000
Net loss for the seven months
   ended December 31, 1995             --        --          --        (167,312)      (167,312)
                                  ---------     ----     --------     ---------      ---------

Balances, December 31, 1995       2,000,000      200       29,800      (167,312)      (137,312)

Issuance of common shares           850,000       85      132,915          --          133,000
Issuance of common shares for
   notes payable and accrued
   interest                         150,000       15       74,290          --           74,305
Net loss for the year ended
   December 31, 1996                   --        --          --        (296,037)      (296,037)
                                  ---------     ----     --------     ---------      ---------

Balances, December 31, 1996       3,000,000     $300     $237,005     $(463,349)     $(226,044)
                                  =========     ====     ========     =========      =========

                             See accompanying notes.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                            Seven months
                                                              Year ended       ended
                                                             December 31,   December 31,
                                                                 1996           1995
                                                             ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                   $(296,037)     $(167,312)
   Noncash revenues and expenses included in net income:
     Depreciation and amortization                               34,936          9,644
     Provision for doubtful accounts                             11,900          7,000
     Changes in current assets and liabilities:
       (Increase) decrease in accounts receivable              (388,722)       (51,855)
       (Increase) decrease in prepaid expenses                  (25,351)        (7,686)
       Increase (decrease) in accounts payable                  250,238         16,546
       Increase (decrease) in accrued salaries, wages and
         payroll taxes                                          457,857        142,435
       Increase (decrease) in accrued expenses                   27,113         20,026
                                                              ---------      ---------
              Net cash flows provided (used) by operating
                activities                                       71,934        (31,202)
                                                              ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Advances to affiliates                                      (165,000)        (7,605)
   Purchase of property and equipment                           (50,827)       (34,070)
   Decrease (increase) in other assets                           (6,611)        (2,915)
                                                              ---------      ---------
              Net cash flows provided (used) by investing
                activities                                     (222,438)       (44,590)
                                                              ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Long-term borrowings                                            --           70,000
   Repayment of long-term debt                                   (5,263)        (1,441)
   Issuance of common stock                                     133,000         30,000
                                                              ---------      ---------
              Net cash flows provided (used) by financing
                activities                                      127,737         98,559
                                                              ---------      ---------

INCREASE (DECREASE) IN CASH                                     (22,767)        22,767

CASH, beginning of period                                        22,767           --
                                                              ---------      ---------

CASH, end of period                                           $    --        $  22,767
                                                              =========      =========

                             See accompanying notes.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                   Seven months
                                                                Year ended            ended
                                                               December 31,        December 31,
                                                                   1996                1995
                                                               ------------        ------------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
   ACTIVITIES:
   Equipment acquired through capital leases                     $37,113             $6,644
   Issuance of common stock for payment of notes payable and
     accrued interest                                             74,305               --

                             See accompanying notes.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES
---------------------------------------

       NATURE OF BUSINESS
       ------------------

       Workforce Strategies, Inc. (the "Company") was incorporated in Delaware on May 22, 1995 and commenced operations on June 1, 1995. The Company is a professional employer organization ("PEO") which provides small and medium-sized businesses with an outsourcing solution to certain complexities and costs related to employment and human resources. The Company's integrated employment-related services consist of employee administration, employment regulatory compliance management, workers' compensation coverage, health care and other employee benefits. The Company enters into a co-employment relationship with a client company and leases worksite employees to the client company. The Company assumes substantial employer responsibilities such as payroll, employee taxes and reporting, federal and state labor employment law compliance, workers' compensation, safety and risk management programs, and health benefits. The client company retains operational control over the leased employees' responsibilities, duties and performance. The Company is headquartered in Lafayette, California with offices in Sacramento and San Francisco, California and Chicago, Illinois.

       REVENUE RECOGNITION
       -------------------

       Revenues and the related costs of wages, salaries, and employment taxes from professional employer services related to worksite employees are recognized in the period in which the employee performs the services. Because the Company is at risk for all of its direct costs, independently of whether payment is received from its clients, and consistent with industry practice, all amounts billed to clients for gross salaries and wages, related employment taxes, and health care and workers' compensation coverage are recognized as revenue by the Company. The Company establishes a reserve for doubtful accounts when it determines that collection from a client is unlikely.

       ACCOUNTING ESTIMATES
       --------------------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------
                                   (Continued)


       PROPERTY, EQUIPMENT AND DEPRECIATION
       ------------------------------------

       Property and equipment are recorded at cost and depreciated using federal income tax lives and methods, which approximate economic lives.

       AMORTIZATION
       ------------

       Amortization of organizational costs is calculated using the straight-line method over five years.

       CASH AND CASH EQUIVALENTS
       -------------------------

       For purposes of the statements of cash flows, the Company considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1996 and 1995.

       INCOME TAXES
       ------------

       Effective December 31, 1996, the Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income (loss). Therefore, no provision or liability for federal or state income taxes has been included in the financial statements. At December 31, 1995, the Company has a net operating loss carryforward of $167,312 available to offset future taxable income. No deferred income tax benefits have been provided for in the financial statements. If the Company revokes its S corporation status, it would have approximately $57,000 of income tax benefits to offset future income taxes. The carryforward will expire in the year 2010.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------
                                   (Continued)


NOTE 2 - NOTES PAYABLE
----------------------

       Notes payable consists of:

                                                                                     December 31,
                                                                               ------------------------
                                                                               1996              1995
                                                                               ----             -------
           7% Note payable to an individual, principal and
           interest shall be paid in two installments on June
           15, 1997 and June 15, 1998                                          $ --             $21,000

           7% Note payable to an individual, principal and
           interest shall be paid in two installments on June
           15, 1997 and June 15, 1998                                            --              28,000

           7% Note payable to an individual, principal and
           interest shall be paid in two installments on June
           15, 1997 and June 15, 1998                                            --              21,000
                                                                               ----             -------
           Less current portion                                                  --              70,000
                                                                                 --                --
                                                                               ----             -------
           Notes payable                                                       $ --             $70,000
                                                                               ====             =======

       The notes payable to individuals were retired in April, 1996 by the issuance of 150,000 shares of common stock.


NOTE 3 - CAPITAL LEASE OBLIGATION
---------------------------------

       The Company has entered into leases for certain equipment and software under capital lease agreements.

       Future minimum lease payments for the years ending December 31 are as follows:

                 1997                                              $ 16,598
                 1998                                                14,543
                 1999                                                13,132
                 2000                                                 6,083
                 2001                                                 5,576
                 Imputed interest                                   (18,879)
                                                                   --------
                 Present value of lease obligations                $ 37,053
                                                                   ========

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------
                                   (Continued)


NOTE 4 - OPERATING LEASES
-------------------------

       The Company has various leases for office space. The aggregate rent expense for the periods ended December 31, 1996 and 1995 was $30,540 and $12,843, respectively. The future minimum rental payments under noncancellable operating leases are as follows:

                         Year ending
                      -----------------
                      December 31, 1997                         $ 76,416
                      December 31, 1998                           76,083
                      December 31, 1999                           78,352
                      December 31, 2000                            6,545
                                                                --------
                                                                $237,396
                                                                ========


NOTE 5 - EMPLOYEES' BENEFIT PLAN
--------------------------------

       The Company has a profit-sharing plan (the Plan) qualifying under Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees at least 21 years old with at least three months of service. The Company makes no contributions to the Plan.


NOTE 6 - RELATED PARTIES
------------------------

       During 1996 and 1995, the Company advanced $165,000 and $7,605 to two enterprises owned by the Company's majority stockholder. Workforce Management Services, Inc. (formerly Fasturn, Inc.) and Workforce Placement Services, LLC. In addition, the Company paid fees to Workforce Management Service, Inc. in the amount of $33,000 in 1995. At December 31, 1996, the Company owed $6,193 to Workforce Management Services, Inc. for expenses advanced by them.


NOTE 7 - LITIGATION
-------------------

       The Company is subject to certain legal proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1996 AND 1995
                           --------------------------
                                   (Continued)


NOTE 8 - MAJOR CLIENTS
----------------------

       During the year ended December 31, 1996 the Company had four major clients, revenues from each ranged from 11% to 14% of the Company's total revenues. Billings to these clients totaled $5,540,446 for 1996.


NOTE 9 - SUBSEQUENT EVENTS
--------------------------

       In July, 1997, the Company completed a private offering and received proceeds of $446,800, of which $347,800 was in cash and $99,000 was for payment of certain expenses, from the sale of 148,933 shares of common stock. The Company will use the proceeds for expansion in its market and target areas and registration of its securities.

       In February, 1997, the Company amended and restated its Articles of Incorporation to increase the authorized number of shares of the Company's common stock from 10,000 to 50,000,000, and to authorize 10,000,000 shares of preferred stock.

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                                  BALANCE SHEET
                                  -------------

                                  JUNE 30, 1997
                                  -------------
                                   (unaudited)

                  ASSETS
                  ------
CURRENT ASSETS:
   Cash in bank                                                    $   62,492
   Accounts receivable:
     Trade                                        $761,381
     Related companies                             194,821            956,202
                                                  --------
   Prepaid expenses                                                   211,965
                                                                   ----------
                                                                    1,230,659

PROPERTY AND EQUIPMENT, at cost:
   Computer equipment and software                 101,277
   Office equipment                                 39,731
   Furniture and fixtures                           38,360
                                                  --------
                                                   179,368
   Less accumulated depreciation                    67,090            112,278
                                                  --------

OTHER ASSETS:
   Deposits                                          7,966
   Organizational costs, net of amortization         1,486              9,452
                                                  --------         ----------

              TOTAL ASSETS                                         $1,352,389
                                                                   ==========

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                                  BALANCE SHEET
                                  -------------

                                  JUNE 30, 1997
                                  -------------
                                   (unaudited)
                                   (Continued)

               LIABILITIES AND STOCKHOLDERS' DEFICIT
               -------------------------------------

CURRENT LIABILITIES:
   Checks issued against future deposits                                                          $  180,040
   Accounts payable                                                                                  281,343
   Accrued salaries, wages and payroll taxes                                                         918,951
   Accrued workers compensation insurance and employee benefits                                       36,164
   Current portion of capital lease obligations                                                        8,937
                                                                                                  ----------

              Total current liabilities                                                            1,425,435

CAPITAL LEASE OBLIGATIONS, net of current portion                                                     23,123
                                                                                                  ----------

              Total liabilities                                                                    1,448,558

STOCKHOLDERS' DEFICIT:
   Common stock                                                                         309
   Additional paid in capital                                                       504,996
   Deficit                                                                         (601,474)         (96,169)
                                                                                   --------       ----------

              TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                         $1,352,389
                                                                                                  ==========

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                             STATEMENT OF OPERATIONS
                             -----------------------

                         SIX MONTHS ENDED JUNE 30, 1997
                         ------------------------------
                                   (unaudited)

REVENUES                                                                               $11,436,226

DIRECT COSTS:
   Salaries, wages and employment taxes of worksite employees       $10,831,544
   Health care and workers' compensation                                308,593
   Other                                                                 22,189         11,162,326
                                                                    -----------        -----------

GROSS PROFIT                                                                               273,900

EXPENSES:
   Administrative and general                                           385,348
   Depreciation and amortization                                         23,646            408,994
                                                                    -------------      -----------
                                                                                          (135,094)

OTHER INCOME (EXPENSE) -
   Other income                                                           1,277
   Interest expense                                                      (4,308)            (3,031)
                                                                    -----------        -----------

NET LOSS                                                                               $  (138,125)
                                                                                       ===========

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                             STATEMENT OF OPERATIONS
                             -----------------------

                         SIX MONTHS ENDED JUNE 30, 1996
                         ------------------------------
                                   (unaudited)

REVENUES                                                                                       $3,838,256

DIRECT COSTS:
   Salaries, wages and employment taxes of worksite employees                $3,576,566
   Health care and workers' compensation                                        132,212
   Other                                                                          3,705         3,712,483
                                                                             ----------        ----------

GROSS PROFIT                                                                                      125,773

EXPENSES:
   Administrative and general                                                   299,222
   Depreciation and amortization                                                  9,915           309,137
                                                                             ----------        ----------

OPERATING LOSS                                                                                   (183,364)

OTHER INCOME (EXPENSE) -
   Interest expense                                                                                (1,819)
                                                                                               ----------

NET LOSS                                                                                       $ (185,183)
                                                                                               ==========

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                       ----------------------------------

                         SIX MONTHS ENDED JUNE 30, 1997
                         ------------------------------
                                   (unaudited)

                                   Common Stock       Additional
                                -------------------    Paid-in     Accumulated
                                 Shares      Amount    Capital       Deficit         Total
                                ---------    ------   ----------   -----------     ---------
Balances, December 31, 1996     3,000,000     $300     $237,005     $(463,349)     $(226,044)

Issuance of common shares          89,333        9      267,991          --          268,000
Net loss                             --        --          --        (138,125)      (138,125)
                                ---------     ----     --------     ---------      ---------

Balances, June 30, 1997         3,089,333     $309     $504,996     $(601,474)     $ (96,169)
                                =========     ====     ========     =========      =========

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------

                         SIX MONTHS ENDED JUNE 30, 1997
                         ------------------------------
                                   (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                   $(138,125)
   Noncash revenues and expenses included in net income:
     Depreciation and amortization                                                               23,646
     Changes in current assets and liabilities:
       (Increase) decrease in accounts receivable                                              (339,704)
       (Increase) decrease in prepaid expenses                                                 (178,928)
       Increase (decrease) in accounts payable                                                  194,599
       Increase (decrease) in accrued salaries, wages and payroll
         taxes                                                                                  318,659
       Increase (decrease) in accrued expenses                                                   (6,670)
                                                                                              ---------
              Net cash flows provided (used) by operating
                activities                                                                     (126,523)
                                                                                              ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Advances to affiliates                                                      (22,216)
   Purchase of property and equipment                                          (50,714)
   Decrease (increase) in other assets                                          (1,062)
                                                                               -------
              Net cash flows provided (used) by investing
                activities                                                                      (73,992)
                                                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                                  (4,993)
   Issuance of common stock                                                    268,000
                                                                               -------
              Net cash flows provided (used) by financing
                activities                                                                      263,007
                                                                                              ---------

INCREASE (DECREASE) IN CASH                                                                      62,492

CASH, beginning of period                                                                          --
                                                                                              ---------

CASH, end of period                                                                           $  62,492
                                                                                              =========

                           WORKFORCE STRATEGIES, INC.
                           --------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------

                         SIX MONTHS ENDED JUNE 30, 1996
                         ------------------------------
                                   (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                $(185,183)
   Noncash revenues and expenses included in net income:
     Depreciation and amortization                                                             9,915
     Changes in current assets and liabilities:
       (Increase) decrease in accounts receivable                                               (771)
       (Increase) decrease in prepaid expenses                                                  (397)
       Increase (decrease) in accounts payable                                               186,089
       Increase (decrease) in accrued salaries, wages and payroll
         taxes                                                                                22,450
       Increase (decrease) in accrued expenses                                               (13,521)
                                                                                           ---------
              Net cash flows provided (used) by operating
                activities                                                                    18,582
                                                                                           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Advances to affiliates                                                   (32,937)
   Purchase of property and equipment                                       (10,233)
   Decrease (increase) in other assets                                          293
                                                                            -------
              Net cash flows provided (used) by investing
                activities                                                                   (42,877)
                                                                                           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                              (71,489)
   Issuance of common stock                                                 167,305
                                                                            -------
              Net cash flows provided (used) by financing
                activities                                                                    95,816
                                                                                           ---------

INCREASE (DECREASE) IN CASH                                                                   71,521

CASH, beginning of period                                                                     22,767
                                                                                           ---------

CASH, end of period                                                                        $  94,288
                                                                                           =========

                            TEAM AMERICA CORPORATION
                            ------------------------

                                 INTRODUCTION TO
                                 ---------------

                    PRO FORMA COMBINING FINANCIAL STATEMENTS
                    ----------------------------------------
                                   (unaudited)


The following unaudited Pro Forma Combining Balance Sheet as of June 30, 1997, and the unaudited Pro Forma Combining Statements of Operations for the six months ended June 30, 1997, and for the year ended December 31, 1996, illustrate the effects of the merger of Workforce Strategies, Inc. (Workforce) with and into TEAM America of California, Inc. (California), a directly wholly owned subsidiary of TEAM America Corporation (TEAM America). The Pro Forma Combining Balance Sheet assumes that the merger occurred on June 30, 1997, and the Pro Forma Combining Statements of Operations assume that the merger occurred at January 1, 1996.

The merger of Workforce with and into TEAM America will be accounted for as a purchase transaction. The costs of the acquisition have been preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values. Workforce is in its second full year of operations. Its market position in the Bay Area of California, the Silicon Valley and its recent expansion into Chicago, Illinois and the experience of the principals in the PEO industry were key factors in acquiring and valuing Workforce. Its past performance, including expected results for 1997, were not significant factors in the valuation process given the short operating history of Workforce and its weak capital structure.

The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the purchase occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

The acquisition of Workforce facilitates TEAM America's market expansion strategy outside of Ohio. The pro forma financial statements do not reflect all of the Company's anticipated actions to achieve operating synergies. The impact of such actions which are dependent on future conditions are not entirely estimable for purposes of the Pro Forma Financial Statements.

The Pro Forma Combining Financial Statements should be read in conjunction with the historical consolidated financial statements included in TEAM America's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and TEAM America's Quarterly Report on Form 10-Q for the three and six months ended June 30, 1997. Reference should also be made to the Audited Financial Statements of Workforce for the years ended December 31, 1996 and 1995 and the Unaudited Financial Statements of Workforce for the six months ended June 30, 1997 and 1996 (which are included as part of this Form 8-K/A).

                            TEAM AMERICA CORPORATION
                            ------------------------

                   PRO FORMA COMBINING STATEMENT OF OPERATIONS
                   -------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                             Pro Forma
                                                       TEAM                    Elimin/        Combined
                                                      America     Workforce    Adjust          Totals
                                                      -------     ---------    -------       ---------
REVENUES                                              $95,468      $11,298      $--           $106,766
                                                      -------      -------      -----         --------

DIRECT COSTS:
   Salaries, wages, payroll taxes, workers'
     compensation premiums, employee benefits and
     other                                             90,025       10,971       --            100,996
                                                      -------      -------      -----         --------
              Total direct costs                       90,025       10,971       --            100,996

              Gross profit                              5,443          327       --              5,770

EXPENSES:
   General and administrative expenses                  4,029          585       --              4,614
   Advertising                                            272         --         --                272
   Depreciation and amortization                          125           35        364 (1)          524
                                                      -------      -------      -----         --------
              Total operating expenses                  4,426          620        364            5,410

              Income (loss) from operations             1,017         (293)      (364)             360

OTHER INCOME (EXPENSE), net                                65           (3)      (185)(2)         (123)
                                                      -------      -------      -----         --------

              Income before income taxes                1,082         (296)      (549)             237

INCOME TAX EXPENSE (BENEFIT)                              458         --         (192)(3)          266
                                                      -------      -------      -----         --------

NET INCOME (LOSS)                                     $   624      $  (296)     $(357)        $    (29)
                                                      =======      =======      =====         ========

EARNINGS (LOSS) PER SHARE                             $   .29          N/A        N/A         $   (.01)
                                                      =======      =======      =====         ========

WEIGHTED AVERAGE SHARES OUTSTANDING
                                                        2,160          N/A        N/A            2,655(4)
                                                      =======      =======      =====         ========

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                   PRO FORMA COMBINING STATEMENT OF OPERATIONS
                   -------------------------------------------

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                     --------------------------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                              Pro Forma
                                                       TEAM                    Elimin/        Combined
                                                      America     Workforce    Adjust          Totals
                                                      -------     ---------    -------        ---------
REVENUES                                              $57,355      $11,436      $ --           $68,791
                                                      -------      -------      ------         -------

DIRECT COSTS:
   Salaries, wages, payroll taxes, workers'
     compensation premiums, employee benefits and
     other                                             54,143       11,163        --            65,306
                                                      -------      -------      ------         -------
              Total direct costs                       54,143       11,163        --            65,306

              Gross profit                              3,212          273                       3,485

EXPENSES:
   General and administrative expenses                  2,309          385        --             2,694
   Advertising                                            160         --          --               160
   Depreciation and amortization                           87           24         182 (1)         293
                                                      -------      -------      ------         -------
              Total operating expenses                  2,556          409         182           3,147

              Income (loss) from operations               656         (136)       (182)            338

OTHER INCOME (EXPENSE), net                               292           (3)        (93)(2)         196
                                                      -------      -------      ------         -------

              Income (loss) before income taxes           948         (139)       (275)            534

INCOME TAX EXPENSE                                        385         --           (93)(3)         292
                                                      -------      -------      ------         -------

NET INCOME (LOSS)                                     $   563      $  (139)     $ (182)        $   242
                                                      =======      =======      ======         =======

EARNINGS PER SHARE                                    $   .17          N/A         N/A         $   .06
                                                      =======      =======      ======         =======

WEIGHTED AVERAGE SHARES OUTSTANDING                     3,356          N/A         N/A           3,851(4)
                                                      =======      =======      ======         =======

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                        PRO FORMA COMBINING BALANCE SHEET
                        ---------------------------------

                               AS OF JUNE 30, 1997
                               -------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                               Pro Forma
                                                        TEAM                     Elimin/       Combined
                                                       America    Workforce      Adjust         Totals
                                                       -------    ---------      -------       ---------
CURRENT ASSETS:
   Cash and cash equivalents                           $ 9,200     $   63        $(4,118)(8)     $ 5,145
   Short-term investments                                5,784                                     5,784
   Trade receivables, net                                  783        761           (667)(5)         877
   Related party receivables                              --          195           (195)(6)        --
   Unbilled revenues                                     3,639       --              667 (5)       4,306
   Other receivables                                       109       --             --               109
   Prepaid income taxes                                     41       --             --                41
   Prepaid expenses                                        303        212           --               515
   Deferred income tax asset                               120       --             --               120
                                                       -------     ------        -------         -------

              Total current assets                      19,979      1,231         (4,313)         16,897
                                                       -------     ------        -------         -------

PROPERTY AND EQUIPMENT, net                                607        112           --               719

OTHER ASSETS:
   Goodwill and non-compete agreements, net                672       --            8,876 (8)       9,548
   Cash surrender value of life insurance policies         333       --             --               333
   Mandated benefit/security deposits                      140          8           --               148
   Deferred income tax asset                               102       --             --               102
   Other assets                                             65          1           --                66
                                                       -------     ------        -------         -------

              Total other assets                         1,312          9          8,876          10,197
                                                       -------     ------        -------         -------

              Total assets                             $21,898     $1,352        $ 4,563         $27,813
                                                       =======     ======        =======         =======

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                        PRO FORMA COMBINING BALANCE SHEET
                        ---------------------------------

                               AS OF JUNE 30, 1997
                               -------------------
                                   (unaudited)
                      (in thousands except per share data)

                                                                                                 Pro Forma
                                                        TEAM                    Elimin/          Combined
                                                       America    Workforce     Adjust            Totals
                                                       -------    ---------     -------          ---------
CURRENT LIABILITIES:
   Accounts payable                                    $   216      $  461      $ --              $   677
   Accrued compensation                                  3,310         919        --                4,229
   Accrued payroll taxes                                 1,032                    --                1,032
   Accrued workers' compensation premiums                1,137          36        --                1,173
   Federal and state income taxes payable                 --          --          --                 --
   Other accrued expenses                                  191        --          --                  191
   Client deposits                                         478        --          --                  478
   Capital lease obligation, current portion                 6           9        --                   15
                                                       -------      ------      ------            -------
              Total current liabilities                  6,370       1,425        --                7,795
                                                       -------      ------      ------            -------

CAPITAL LEASE OBLIGATION, net of current portion          --            23        --                   23

DEFERRED RENT                                              112        --          --                  112

DEFERRED COMPENSATION LIABILITY                            332        --          --                  332
                                                       -------      ------      ------            -------
              Total liabilities                          6,814       1,448        --                8,262
                                                       -------      ------      ------            -------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock                                        --          --          --                 --
   Common stock, no par value                           13,995           1       4,466 (7)(8)      18,462
   Additional paid-in capital                             --           505        (505)              --
   Excess purchase price                                   (84)       --          --                  (84)
   Retained earnings (deficit)                           1,193        (602)        602              1,193
   Less - Treasury stock, at cost                          (20)       --          --                  (20)
                                                       -------      ------      ------            -------
              Total shareholders' equity (deficit)      15,084         (96)      4,563             19,551
                                                       -------      ------      ------            -------

              Total liabilities and shareholders'
                equity (deficit)                       $21,898      $1,352      $4,563            $27,813
                                                       =======      ======      ======            =======

  The accompanying introduction and notes to the unaudited pro forma combining statements are an integral part of this statement.

                            TEAM AMERICA CORPORATION
                            ------------------------

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS
                -------------------------------------------------


NOTE 1
------

       For the year ended December 31, 1996 depreciation and amortization expense would increase by $364,000 for amortization of goodwill resulting from this transaction. For the six months ended June 30, 1997 amortization of goodwill from this transaction was $182,000.

NOTE 2
------

       Represents interest income foregone on the $4,118,000 of cash used to acquire Workforce.

NOTE 3
------

       Represents the tax benefit resulting from foregoing interest income as well as the benefit the combined organization would have received from the operating losses generated at Workforce. There is no tax benefit associated with the goodwill amortization because for tax purposes there will be no goodwill or other amortizable intangibles recorded.

NOTE 4
------

       Weighted average shares were increased by 495,000 for the shares issued to Workforce shareholders in the merger.

NOTE 5
------

       Reclassification to reflect accrued unbilled revenues.

NOTE 6
------

       Certain related party loans receivables were eliminated prior to the consummation of the merger.

NOTE 7
------

       Represents the issuance of 494,521 shares at $8.50 and 176,037 options which were valued at $1.50 shares using the Black-Sholes option pricing model for accounting purposes.

NOTE 8
------

       Represents the recognition of the consideration paid and the corresponding premium.

            Consideration
                   - Cash paid to shareholders                    $3,878
                   - Transaction costs paid in cash                  240
                   - Cash                                          4,118
                   - Stock and options                             4,467
                                                                  ------
                   Total Consideration                             8,585
            FMV of net liabilities assumed                           291
            Premium allocated to Goodwill and non-complete
            agreements                                            $8,876
                                                                  ======

                                  EXHIBIT INDEX

Exhibit No.                              Description                                Page No.
-----------      ------------------------------------------------------------       --------
     2           Agreement and Plan of Merger, dated as of September 5, 1997,           *
                 among TEAM America Corporation, TEAM America Acquisitions,
                 Inc., and Workforce Strategies, Inc.

    2.1          Consent of Independent Public Accountant                              35

     99          Press release of TEAM America Corporation issued September 8,          *
                 1997, regarding the consummation of the Acquisition.

*Previously filed on Form 8-K.